UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2019

DREAM HOMES & DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55445	20-2208821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 South Main Street, Forked River, New Jersey 08731

(Address of principal executive offices, including zip code)

(609) 693-8881

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

a. Dismissal of Independent Auditors

On July 22, 2019, the board of directors of Dream Homes & Development Corporation, a Nevada corporation (the “Company”), passed a resolution terminating the Company’s independent auditor/client relationship with Michael T. Studer CPA P.C. (“Studer”). Studer has been the Company’s independent registered public accounting firm until this time.

The report of Studer on the Company’s financial statements for the years ended December 31, 2016, as filed with the Securities and Exchange Commissions (“SEC”) on Form 10-k on April 17, 2017, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The report of Studer on the Company’s consolidated financial statements for the year ended December 2017, as restated as filed with the SEC on Form 10-K Amendment No. 2 on July 18, 2019, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. As discussed in the Explanatory Note in the Form 10-K Amendment No. 2 filed on July 18, 2019, the Company restated its consolidated financial statements at December 31, 2017 and for the year then ended in order to correct errors principally relating to the accounting for construction contracts under the “percentage of completion method”. These errors were detected by Studer in connection with its then uncompleted review of our consolidated financial statements for the three months ended March 31, 2018. As a result of the revisions in Amendment No. 2, Part II, Item 8 (Financial Statements) and Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) were restated. Amendment No. 2 amended and restated only Items 7 and 8. No other information in the Original Filing on Form 10-K filed with the SEC on April 17, 2018 was amended. Amendment No. 2 spoke as of the Original filing and does not reflect any events that may have occurred subsequent to the Original Filing date.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2017 and December 31, 2016, there were no “disagreements” (as the term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Studer on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which if not resolved to the satisfaction of Studer, would have caused Studer to make reference to the subject matter of the disagreement in its reports.

Studer did commence but did not complete reviews of the Company’s consolidated Financial Statements included in the Company’s Forms 10-Q for the quarterly periods ended March 31, 2018 (filed with the SEC on May 21, 2018), June 30, 2018 (filed with the SEC on August 20, 2018, and September 30, 2018 (filed with the SEC on November 19, 2018), similar errors principally relating to the accounting for construction contracts under the “percentage of completion method” were detected by Studer in connection with its also uncompleted reviews of our consolidated financial statements for the six months ended June, 30, 2018 and for the nine months ended September, 2018. In order to preserve auditor independence in completing its reviews, the Company was requested to analyze subsequent actual performance of interim work in process contracts accounted for under the percentage of completion method such work resulted in substantive time delays.

Studer has neither performed an audit of the Company’s consolidated financial statements for the year ended December 31, 2018 or a review of the Company’s consolidated financial statements for the three months ended March 31, 2019.

There have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Studer furnish the Company with a letter stating whether or not the independent auditor agrees with the above statements. Such letter has been furnished to the Company, a copy of which is made part of this Form 8-K.

b. Engagement of New Independent Auditors

On July 22, 2019 the Board of approved on behalf of the Company the engagement of Boyle CPA, LLC, which is located at 361 Hopedale Drive SE, Bayville, NJ 08721, as its new independent auditor.

During the years ended December 31, 2017 and 2016, and the subsequent interim period through July 22, 2019, neither the Company nor anyone on its behalf consulted with Boyle CPA, LLC, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Boyle CPA, LLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 301(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

16.1 Letter from Michael T. Studer CPA P.C. dated July 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2019

DREAM HOMES & DEVELOPMENT CORPORATION

By:	/s/ Vincent Simonelli
Name:	Vincent Simonelli
Title:	Chief Executive Officer and Chief Financial Officer